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                             CHATWINS GROUP, INC.
                      COMPUTATION OF PER SHARE EARNINGS
            (In thousands, except share and per share information)

                                             YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
                                     1992     1993     1994     1995     1996
                                  -------  -------  -------  -------  -------
     EARNINGS:
Income before equity loss from
  affiliate, extraordinary items
  and cumulative effect of change
  in accounting principle         $ 1,933  $   813  $ 1,422  $ 4,612  $   220
Dividends paid or accreted to
  preferred stock                    (780)    (575)    (450)    (456)    (456)
                                  -------  -------  -------  -------  -------
     Earnings applicable to
       common stock               $ 1,153  $   238  $   972  $ 4,156  $  (236)

Equity loss from continuing
  operatons of affiliate             (485)  (1,589)     (90)    (132)    (155)
Equity loss from discontinued
  operations of affiliate               -        -        -        -     (301)
Extraordinary items                     -   (1,171)    (201)       -        -
Cumulative effect of change in
  accounting principle                  -     (200)       -        -        -
                                  -------  -------  -------  -------  -------
     Net earnings applicable
       to common stock            $   668  $(2,722) $   681  $ 4,024  $  (692)
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     COMMON SHARES OUTSTANDING:
Average equivalent outstanding    283,996  304,655  293,242  292,887  292,887
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     EARNINGS PER COMMON SHARE:
Income before equity loss from
  affiliate, extraordinary items
  and cumulative effect of change
  in accounting principle         $  4.06  $  0.78  $  3.31  $ 14.19  $ (0.80)
Continuing operations of
  affiliate                         (1.71)   (5.21)   (0.31)   (0.45)   (0.53)
Discontinued operations of
  affiliate                             -        -        -        -    (1.03)
Extraordinary items                     -    (3.84)   (0.68)       -        -
Cumulative effect                       -    (0.66)       -        -        -
                                  -------  -------  -------  -------  -------
     EARNINGS PER COMMON SHARE    $  2.35  $ (8.93) $  2.32  $ 13.74  $ (2.36)
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